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                                                                 Exhibit (99.1a)


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Lifeline Systems, Inc. on Form S-8 (File Nos. 33-40684, 33-58632, 33-79294, 33-
59499, 333-03949, 333-03953, 333-03951) of our report dated June 22, 1999, on our audits of the financial statements of the Lifeline Employees' Savings and Investment Plan as of December 31, 1998 and 1997 and for the years then ended, which report is included in this Annual Report on Form 11-K.


                                   /s/ PricewaterhouseCoopers, LLP

                                   PricewaterhouseCoopers, LLP


Boston, Massachusetts
June 29, 1999